Exhibit 23.1(i)

Consent of Independent Registered Public Accounting Firm

GBH CPAs, PC

To the Board of Directors

Aristocrat Group Corp.

Miramar Beach, FL

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated November 13, 2013 relating to the consolidated financial statements for the year ended July 31, 2013. We also consent to the reference to our firm under the heading “Experts” appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

September 24, 2014